UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------


                                   FORM 8-K


                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




Date of report (Date of earliest event reported)        August 2, 2004
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                           Security Federal Corporation
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              (Exact Name of Registrant as Specified in Charter)



        South Carolina                0-16120              57-0858504
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(State or Other Jurisdiction        (Commission         (I.R.S. Employer
    of Incorporation)               File Number)        Identification No.)



 1705 Whiskey Road South, Aiken, South Carolina               29801
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     (Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code        (803) 641-3000
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                                Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits

              99.1 News Release of Security Federal Corporation dated August 2, 2004.


Item 9. Regulation FD Disclosure.

     On August 2, 2004, Security Federal Corporation issued a press release announcing its plans to pay a quarterly cash dividend of $0.3 per share on its common stock on or about September 15, 2004 to shareholders of record as of August 31, 2004. A copy of the release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 3, 2004              SECURITY FEDERAL CORPORATION



                                  /s/ Roy G. Lindburg
                                  --------------------------------------
                                  Roy G. Lindburg
                                  Treasurer and Chief Financial Officer

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                                Exhibit 99.1

                      News Release Dated August 2, 2004

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                            FOR IMMEDIATE RELEASE
                            ---------------------


               SECURITY FEDERAL CORPORATION ANNOUNCES CASH DIVIDEND


Aiken, South Carolina (August 2, 2004)   Security Federal Corporation
(OTCBB:SFDL), holding company of Security Federal Bank, is pleased to announce a 50% increase in its quarterly dividend to $ .03 per share, which will be paid on or about September 15, 2004 to shareholders of record as of August 31, 2004.

This is the fifty-fifth consecutive quarterly dividend to shareholders since the Bank's conversion in October of 1987 from a mutual to a stock form of ownership. The dividend was declared as a result of the Bank's continued profitability.

Security Federal Bank has branches in Aiken, North Augusta, Graniteville, Langley, Clearwater, Wagener, West Columbia, and Lexington, South Carolina. Additional financial services are provided by three of the Bank's wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.

Security Federal Corporation common stock is traded on the Over-the-Counter Bulletin Board under the symbol SFDL.

FOR ADDITIONAL INFORMATION CALL:  Ruth Vance - (803) 641-3009

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